EXHIBIT 23.1    CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements of STERIS Corporation and in the related Prospectuses of our report dated April 23, 2001, with respect to the consolidated financial statements and schedule of STERIS Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 2001:

Registration Number	Description
333-40058	Form S-8 Registration Statement — Nonqualified Stock Option Agreement between STERIS Corporation and Les C. Vinney

333-40082	Form S-8 Registration Statement — Nonqualified Stock Option Agreement between STERIS
Corporation and Laurie Brlas and the Nonqualified Stock Option Agreement between STERIS
Corporation and David L. Crandall

333-65155	Form S-8 Registration Statement — STERIS Corporation 1998 Long Term Incentive Compensation Plan

333-55839	Form S-8 Registration Statement — Nonqualified Stock Option Agreement between STERIS
Corporation and John Masefield and the Nonqualified Stock Option Agreement between STERIS
Corporation and Thomas J. DeAngelo

333-32005	Form S-8 Registration Statement — STERIS Corporation 1997 Stock Option Plan

333-06529	Form S-3 Registration Statement — STERIS Corporation

333-01610	Post-effective Amendment to Form S-4 on Form S-8 — STERIS Corporation

33-91444	Form S-8 Registration Statement — STERIS Corporation 1994 Equity Compensation Plan

33-91442	Form S-8 Registration Statement — STERIS Corporation 1994 Nonemployee Directors Equity Compensation Plan

33-55976	Form S-8 Registration Statement — STERIS Corporation 401(k) Plan

33-55258	Form S-8 Registration — STERIS Corporation Amended and Restated Non-Qualified Stock Option

/S / ERNST & YOUNG LLP

Cleveland, Ohio
June 21, 2001